UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2006

ALASKA AIR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 Pacific Highway South, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2006, Alaska Air Group, Inc. (the “Company”) amended its Bylaws to provide for amendments by a majority vote of the stockholders. Previously, the Bylaws provided that amendments by stockholders required a vote of the holders of three-fourths of the stock present in person or represented by proxy at a meeting. Article X of the Company’s Bylaws has been amended to read as follows:

Article X

Amendments

These Bylaws may be altered or repealed and new Bylaws may be made by the affirmative vote of a majority of the Board of Directors, subject to the right of the stockholders to amend or repeal Bylaws including Bylaws made or amended by the Board of Directors or to adopt new Bylaws, by the affirmative vote of a majority of the outstanding stock of the corporation entitled to vote thereon, provided that notice of the proposed action be included in the notice of such meeting.

On March 9, 2006, the Company amended its Bylaws to adopt a majority vote standard for the election of directors in uncontested elections. Previously, the Bylaws provided that directors, irrespective of an election contest, be elected by a plurality vote, in accordance with Delaware corporation law. Article II, Section 5 of the Company’s Bylaws has been amended to read as follows:

Article II

Meeting of Stockholders

Section 5. Quorum

At any meeting of the stockholders, the holders of record of a majority of the total number of shares of outstanding stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for all purposes.

If a quorum is present at any meeting of stockholders, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise expressly provided in the Certificate of Incorporation, these Bylaws or applicable law. Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting of stockholders for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of clarity, it is stated that the provisions of the foregoing sentence do not apply to vacancies and newly created directorships filled by a vote of the Board of Directors under Article III, Section 2 of these Bylaws. For purposes of this section, a majority of the votes cast means that the number of shares voted ‘for’ a director must exceed 50% of the votes cast with respect to that director. If a nominee who already serves as a director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Governance and Nominating Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board of Directors’ decision with respect to his or her offer to tender resignation. Directors shall hold office until the next annual meeting and until their successors shall be duly elected.

In the absence of a quorum at any meeting, the holders of a majority of the stock entitled to vote thereat, present in person or represented by proxy at the meeting, may adjourn the meeting, from time to time, until the holders of the number of shares requisite to constitute a quorum shall be present in person or represented at the meeting.

The full text of the Alaska Air Group, Inc. Bylaws, as amended, is filed herewith as Exhibit 3(ii).

The Company has also approved amendments to the Company’s Restated Certificate of Incorporation, which amendments are subject to the approval of the Company’s Stockholders at the Annual Meeting of Shareholders to be held on May 16, 2006. For more information on these proposed amendments to the Company’s Restated Certificate of Incorporation, please refer to the Company’s proxy statement, which will be sent to all stockholders in the near future.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

3	(ii).	Bylaws of Alaska Air Group, Inc. (As Amended and in Effect March 9, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALASKA AIR GROUP, INC. (Registrant)

Date:	March 15, 2006	By:	/s/ Keith Loveless
Keith Loveless Vice President/Legal and Corporate Affairs, General Counsel and Corporate Secretary